BRF S.A.

PUBLICLY-HELD COMPANY

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM Code 16269-2

MATERIAL FACT

BRF S.A. ("BRF" or the "Company") (B3: BRFS3; NYSE: BRFS) informs its shareholders and the market in general that, as a result of the revision of its future assumptions for the foreign exchange and protein markets, including the effects of the African swine fever in Asia, the recent cases of avian influenza in Europe, Asia, and the Middle East, and the impacts of the coronavirus in the world known thus far, among others, it updated the estimates for the Company’s net financial leverage, measured by the ratio of net debt1 divided by Adjusted EBITDA of the last 12 months, excluding relevant tax impacts, which should be around 2.35x and 2.75x by the end of 2020. BRF reinforces its commitment with the financial discipline as being one of the essential pillars of its strategy.

The Company will keep its shareholders and the market duly informed about any relevant developments regarding the matter.

São Paulo, March 3, 2020

Carlos Alberto Bezerra de Moura

Chief Financial and Investor Relations Officer

BRF S.A.

DISCLAIMER:

This Material Fact contains (i) “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange of 1934, as amended (for U.S. regulation purposes), and (ii) projections (“projeções”) within the meaning of Article 20 of Instruction CVM n. 480/2009 (for Brazilian regulation purposes). Statements contained herein that are not clearly historical in nature, including statements about the Company’s strategies and business plans, are forward-looking, and the words “estimate,” and “prospect” and similar expressions and future or conditional verbs such as “will,” and “should,” are generally intended to identify forward-looking statements. The Company may also make forward-looking statements including in its periodic reports and other written materials filed with the U.S. Securities and Exchange Commission (the “SEC”) and the Brazilian Comissão de Valores Mobiliários (the “CVM”). These forward-looking statements speak only as of the date they are made and are based, among other things, on the Company’s current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond the Company’s control. A number of factors could cause actual results to differ materially from those contained in any forward-looking statement, including but not limited to (i) the general and economic conditions in Brazil and in other countries relevant to the Company’s operations; (ii) the conditions of the market and the consumption sector in general, like competition, demand for animal protein, price evolution, etc.; (iii) operational situation of the plants; and (iv) conditions of the price inputs and of the products of the markets where the Company operates. Further information regarding these factors is included in the Company’s filings with the SEC, including its annual report on Form 20-F, and with the CVM, including the Formulário de Referência. As a consequence, future financial position and results of operations may differ significantly from those expressed in any forward-looking statements in this Material Fact. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented as there is no guarantee that expected events, trends or results will actually occur.

1The definition of net leverage is composed by the sum of the balance sheet entries “Loans and Financing”, “Debentures”, and “Other Financial Liabilities” from the current and non-current liabilities excluding the sum of the entries “Cash and Cash Equivalents”, “Marketable Securities”, “Other Financial Assets”, and “Restricted Cash” from the current and non-current assets.

This Material Fact may also contain forward-looking statements, estimates and other information concerning BRF’s industry that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations, and we have not independently verified the accuracy or completeness of the information.